Exhibit 99.1

NanoVibronix Amends and Expands Distribution Agreement for Its PainShield® and PainShield Plus®

Ultra Pain Products, Inc. to Distribute Company’s Pain Management Devices to DME Market Under a Private Label in U.S.

ELMSFORD, N.Y., December 11, 2020 (Business Wire) -- NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced that it has expanded and replaced its original distribution agreement with Ultra Pain Products, Inc. (“UPPI”). Under the terms of the new agreement, which extend the term and increase minimum purchase requirements, UPPI will be the exclusive distributor of privately labeled PainShield® and PainShield® PlusTM devices to the Durable Medical Equipment (DME) distribution sector of the healthcare market in the United States.

Earlier this year, NanoVibronix officially phased out its original PainShield® DV0057 - and associated hydrogel patches with an updated version - the PainShield® 10-100-0008 – the PainShield® Kit: PainShield®.

Consequently, NanoVibronix entered into a distribution agreement with UPPI granting UPPI the exclusive right to sell the updated PainShield® products to and through distributors within the DME sector.

“Within a few short months after starting distribution of our PainShield® products under our original agreement, UPPI was already looking to exceed our minimum purchase requirements,” stated Brian Murphy, CEO of NanoVibronix. “It is also worth noting that UPPI’s robust DME channels of distribution seem to have delivered exceptional results despite various challenges in the current business environment stemming from the COVID-19 pandemic.”

“Moving from a more traditional distribution to a private label arrangement is intended to better enable us to meet increased demand for our product, while leveraging Ultra Pain Products’ extensive U.S. DME network and established billing capabilities across workers’ compensation, motor vehicle, and private insurance,” added Murphy. “By this new private label agreement, we have expanded our revenue opportunity with UPPI, effectively increasing what was an initial revenue target of $1.1 million over two years to $7.8 million over three years. Just as important, we continue to target additional markets outside of the DME segment for our newly redesigned PainShield products, especially veteran’s facilities and the Department of Justice, as well as other specialty segment. The success and efficacy of the new PainShield has increased interest from new and existing distributors, as it has been shown to provide opioid-free pain relief for a wide variety of applications, administered at home, at a time when the need has never been greater for socially distanced administration. PainShield enables consumers to relieve pain while minimizing visits to the doctor or pain clinics, which is critical and necessary under social distancing restrictions. We are optimistic that this increased interest will result in increased sales.”

Under the terms of the three-year agreement, the Company’s PainShield® and PainShield® Plus TM will be sold solely within the domestic DME channel by Ultra Pain Products, Inc. under a private label through its U.S. distributor network. Additionally, UPPI is required to pay an up-front payment to NanoVibronix for the custom design of the privately labeled products and to meet quarterly and annual minimum purchase requirements in order to retain exclusive distribution rights within the territory. The company expects the initial sales to begin in the second quarter of 2021.

PainShield is an ultrasound device, consisting of a reusable driver unit and disposables, which includes a proprietary therapeutic transducer and cover adhesive. PainShield delivers a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area, while keeping the level of ultrasound energy at a safe and consistent level. Its range of applications includes acute and chronic pain resolution through its many mechanisms of action. PainShield can be used by patients at home, work, or in a clinical setting. Most patients use PainShield even while the patient is sleeping. Patient benefits include ease of application and use, faster recovery time, high compliance, and increased safety and efficacy over existing devices that rely on higher-frequency ultrasound.

The company recently introduced its patent pending, PainShield Plus, which expands on the original technology, essentially doubling the surface area that can be treated for pain in the same amount of time. The devices provide an effective solution for avoiding opioid treatments and support social distancing by equipping patients to receive therapy independently in the comfort and safety of their own homes.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and include, among others, statements regarding projected sales of PainShield® and PainShield® Plus to UPPI and others; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed, (ii) market acceptance of our existing and new products or lengthy product delays in key markets; (iii) negative or unreliable clinical trial results; (iv) inability to secure regulatory approvals for the sale of our products; (v) intense competition in the medical device industry from much larger, multinational companies,; (vi) product liability claims; (vii) product malfunctions; (viii) our limited manufacturing capabilities and reliance on subcontractor assistance; (ix) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (x) our ability to successfully obtain and maintain intellectual property protection covering our products; (xi) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xii) our reliance on single suppliers for certain product components, (xiii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiv) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

NanoVibronix, Inc.

bmurphy@nanovibronix.com

(630) 338-5022

Or:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.